Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial information gives effect to two acquisitions completed by BiomX Inc. in April 2026: (i) the acquisition from Mandragola of 100% of Mandragola’s shareholdings in DR. Frucht Systems Ltd. (“DFSL”), representing 60% of DFSL’s issued and outstanding voting equity capital on a fully diluted basis, which closed on April 13, 2026; and (ii) the acquisition from Water IO Ltd. of 100% of the issued and outstanding share capital of Zorro Net Ltd. (“ZorroNet”), which closed on April 10, 2026. The consideration, principal terms and related transaction details are described in Note 1, “Description of Transaction and Basis of Presentation,” to these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the acquisitions as if they had been consummated on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect to the acquisitions as if they had been consummated on January 1, 2025. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the acquisitions occurred on the dates indicated, nor does it purport to project future results.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical
Assets
Current Assets
Cash and cash equivalents	1,168	138	34			1,340
				(3,750)	2b(1), 2b(3)	(3,750)
Bank deposits	-	48	-			48
Accounts receivable	-	87	367			454
Other current assets	1,875	5	4			1,884
Total Current assets	3,043	278	405	(3,750)		(24)

Non-current Assets
Goodwill	-	-	-	8,742	2c	8,742
				6,480	2j	6,480
Intangible assets				8,742	2c	8,742
				856	2j	856
Operating lease right-of-use asset	-	-	2			2
Property and equipment	-	59	37			96
In-process Research and development (“IPR&D”) asset	208	-	-			208
Total assets	3,251	337	444	24,420		25,102
Liabilities and Capital Deficiency
Current Liabilities
Short term loans and current maturities of loans	-	42	150			192
Related party credit line	-	100	407			507
Trade account payables	720	15	21			756
Balance due Biomx Ltd	1,254	-	-			1,254
Accrued compensation- related parties	-	457	-			457
Promissory note consideration	-	-	-	1,250	2i(3)	1,250
Contingent consideration	-	-	-	1,600	2(i)2	1,600
Related party’s loan	-	335	120			455
Current portion of lease liabilities	-	-	2			2
Other account payables	473	138	354	(38)		927
Total current liabilities	2,447	1,087	1,054	2,812		7,400

Non-current Liabilities
Long term loans fund and other, net of current maturities	-	185	116			301
Accrued severance	-	18	-			18
Warrants	1,685	-	-			1,685
Total non-current liabilities	1,685	203	116			2,004

Total liabilities	4,132	1,290	1,170			9,404
Capital deficiency
Preferred Stock	18,617	-	-			18,617
Common stock	7	2	4			13
				(2)	2a	(2)
				(4)	2h	(4)
				6,168	2b(2),2b(4)	6,168
				3,760	2i(1)	3,760
Receivables on account of shares	(3,300)	-	-			(3,300)
Other comprehensive loss	-	(89)	(61)			(150)
				89	2a	89
				61	2h	61
Additional paid-in capital	219,831	-	-			219,831
Accumulated deficit	(236,036)	(866)	(669)			(237,571)
				866	2a	866
				669	2h	669
Total Company’s stockholders’ equity	(881)	(953)	(726)	11,607		9,047
Non-controlling interest	-	-	-	6,650		6,651
Total capital equity (deficiency)	(881)	(953)	(726)	18,257		15,698
Total liabilities and capital deficiency	3,251	337	444			25,102

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three months Ended March 31, 2026

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical

Revenues	-	87	351			438
Cost of revenues	-	-	(273)			(273)
				(251)	2c,2j	(251)
Gross profit (loss)	-	87	78	(251)		(86)

Operating expenses:
Research and development (“R&D”) expenses, net	315	(100)	(78)			137
General and administrative expenses	(1,611)	(74)	(74)			(1,759)
Operating loss	(1,296)	(87)	(74)	(251)		(1,708)

Other income (expenses)	147	3				150
Net gain from deconsolidation of subsidiary	1,860					1,860
Interest expenses	(192)					(192)
Day one loss upon entering transaction	(5,226)					(5,226)
Loss (income) from change in derivatives financial instruments measured at fair value	(14,056)					(14,056)
Finance expense, net	(377)	(8)	(8)			(393)
Net loss before tax	(19,140)	(92)	(82)	(251)		(19,565)

Tax expenses	-	-	-			-

Net loss	(19,140)	(92)	(82)	(251)		(19,565)

Less: Net loss attributable to non-controlling interests	-	38	-	101		139

Net loss attributable to the Company’s stockholders’ equity	(19,140)	(54)	(82)	(150)		(19,426)

Translation to presentation currency	-	(2)	(1)			(3)

Total loss and other comprehensive loss	(19,140)	(56)	(83)	(150)		(19,429)

Basic and diluted loss per share of Common Stock	7.38					3.38
Weighted average number of shares used in computing basic loss per share of Common Stock(*)	2,603,807					5,749,807

(*)	All share amounts have been retroactively adjusted to reflect a 1-for-19 reverse share split.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(U.S. dollars in thousands except share and per share amounts)

	BIOMX INC.	DR. FRUCHT SYSTEMS LTD	ZORRO NET LTD	PRO FORMA ADJUSTMENTS	NOTE	PRO FORMA
	Historical	Historical	Historical

Revenues	-	292	617			909
Cost of revenues	-	-	(449)			(449)
				(1,006)	2c,2j	(1,006)
Gross profit (loss)	-	292	168	(1,006)		(546)

Operating expenses:
Research and development (“R&D”) expenses, net	(20,977)	(262)	(177)			(21,416)
General and administrative expenses	(9,943)	(126)	(274)			(10,343)
Gain from early lease termination	2,949	-	-			2,949
IPR&D impairment	(11,842)	-	-			(11,842)
Other long-lived assets impairment	(1,653)	-	-			(1,653)
Operating loss	(41,466)	(96)	(283)	(1,006)		(42,851)

Other income (expense)	(93)	5				(88)
Interest expenses	(20)	(28)				(48)
Finance expense, net	(724)	-				(724)
Income from change in fair value of warrants	6,111	-	(23)			6,088
Net loss before tax	(36,192)	(119)	(306)	(1,006)		(37,623)

Tax expenses	(7)	-	-			(7)

Net loss	(36,199)	(119)	(306)	(1,006)		(37,630)

Less: Net loss attributable to non-controlling interests	-	82	-	402		484

Net loss attributable to the Company’s stockholders’ equity	(36,199)	(37)	(306)	(604)		(37,146)

Translation to presentation currency	-	(86)	(63)			(149)

Net loss	(36,199)	(123)	(369)	(604)		(37,295)

Basic and diluted loss per share of Common Stock	(22.19)					(7.81)
Weighted average number of shares used in computing basic loss per share of Common Stock(*)	1,631,037					4,777,037

(*)	All share amounts have been retroactively adjusted to reflect a 1-for-19 reverse share split.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of Transaction and Basis of Presentation

Description of Transaction

1.	On March 31, 2026, the Company and Mandragola, entered into an Option Agreement, which was closed on April 10, 2026, pursuant to which the Company was granted an Option to purchase 100% of Mandragola’s shareholdings in DFSL. The closing of the Option is subject to the closing by Mandragola on its agreement with DFSL and DFSL’s Shareholdings. Upon the closing by Mandragola of its acquisition of the DFSL Shareholdings, BiomX intends to contemporaneously close on the Option. The closing by Mandragola of the purchase of the DFSL Shareholdings is subject to standard closing conditions as well as the written confirmation and approval of the Israel Innovation Authority (“IIA”) to the transfer of ownership and control of DFSL contemplated under such agreement (which have not been received to the date of the approval of the financial statemenst). DFSL has previously received grants from the IIA for the development of its anti-drone technology.

On April 13, 2026, the Company entered into and simultaneously closed on a SPA with Mandragola, pursuant to which the Company exercised the Option and purchased from Mandragola 100% of Mandragola’s shareholdings in DFSL, representing 60% of the issued and outstanding voting equity capital of DFSL on a fully diluted basis (the “Purchased Shares”). The closing of the SPA occurred simultaneously with its execution and delivery.

In consideration for the Purchased Shares, the Company agreed to the following consideration to Mandragola:

(i)	a cash payment of Seven Hundred Fifty Thousand Dollars ($750,000), of which Four Hundred Fifty Thousand ($450,000) was advanced by the Company;
(ii)	the issuance of an unsecured convertible promissory note in the principal amount of Three Million Dollars ($3,000,000) (the “Note”), convertible solely at the option of the Company into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a per share conversion rate of $12.00;
(iii)	the issuance of 923,000 shares of the Common Stock;
(iv)	the issuance of pre-funded warrants exercisable for 923,000 shares of Common Stock at a per share exercise price of $12.00 (the “Pre-Funded Warrants”); and
(v)	the issuance of a five-year warrant exercisable for 3,692,000 shares of Common Stock at a per share exercise price of $12.00 (the “Five Year Warrant”).

The shares of Common Stock and the Common Stock issuable upon conversion of the Note and exercise of the Pre-Funded Warrants and Five Year Warrant are subject to obtaining Stockholder Approval as required by the applicable rules and regulations of the NYSE American LLC. The Company intends to use commercially reasonable efforts to obtain Stockholder Approval within one hundred twenty (120) days following the closing of the SPA.

As additional consideration, the Company agreed that in the event that DFSL records annual revenues of Twenty-Five Million Dollars ($25,000,000) or more in any fiscal year on or after fiscal year 2027, Mandragola shall be entitled to a bonus payment equal to five percent (5%) of such recorded annual revenues for such fiscal year. The bonus is payable, at the sole discretion of the Company, in restricted shares of Common Stock (valued at the volume-weighted average price for the ten (10) trading days immediately preceding the date of payment) or cash, within sixty (60) days following the completion of DFSL’s audited financial statements for the applicable fiscal year.

2.	On April 10, 2026, the Company entered into and simultaneously closed a definitive SPA with Water IO, pursuant to which the Company acquired 100% of the issued and outstanding share capital of ZorroNet.

As consideration, the Company issued to Water IO: (i) 1,300,000 shares of common stock; and (ii) a non-convertible promissory note in the amount of $1,250,000, bearing interest at the short-term applicable federal rate, payable July 7, 2026. The note is non-convertible and will not result in any additional dilution to existing stockholders.

The Company also assumed certain obligations to ZorroNet’s founders, including a performance-based earnout payable by March 31, 2027 equal to the greater of 125% of ZorroNet’s 2026 consolidated revenue or 8x 2026 consolidated EBITDA, and a commitment to retain key ZorroNet personnel for three years on no less favorable terms.

The Company has agreed to file a registration statement with the SEC within 45 days of closing covering the resale of the shares issued to Water IO.

Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of DFSL and ZorroNet by BiomX might have affected BiomX’s historical financial statements if the transaction had been consummated at an earlier time.

On April 10, 2026 and April 13, 2026, the Company completed the acquisition of DFSL and ZorroNet pursuant to the Purchase Agreements dated April 10, 2026 and April 13, 2026, respectively. The following unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the unaudited historical consolidated interim balance sheet of BiomX as of March 31, 2026, with the unaudited historical balance sheets of DFSL and ZorroNet as of March 31, 2026, giving effect to the Purchase Agreements, as if they had been consummated as of that March 31, 2026. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, gives effect to the Purchase Agreements, and related financing transactions, as if they had been completed on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that the Company will obtain in the future, or that the Company would have obtained if the acquisitions had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of the Company.

2.	Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transaction which was completed in April 2026 contemplated by the Purchase Agreement, and (ii) factually supportable,

The pro forma adjustments reflect the initial purchase price allocation (“PPA”) determined as of the Closing Date, based on the estimated fair values of the assets acquired and liabilities assumed in accordance with ASC 805, Business Combinations. Additionally, the unaudited pro forma condensed combined financial statements do not give effect to revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are consistent with those described in BiomX’s unaudited financial statements as of and for the three months ended March 30, 2026. Management performed a comprehensive review of the accounting policies between the two entities. Management is currently not aware of any significant accounting policy differences and has therefore not made any adjustments to the pro forma condensed combined financial information related to any potential differences.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information in relation to the purchase of DFSL:

a.	Intercompany transactions and balances between BiomX and DFSL have been eliminated by the Company in the unaudited pro forma condensed combined balance sheet.

b.	The total consideration of the acquisition of 60% of DFSL was at approximately $9,918,320 and is comprised of the following components:

1.	Cash consideration of $750,000.

2.	Share and pre-funded warrants consideration consisting of (i) 923,000 shares, issued at a fair value of $2.63 per share, BiomX’s close share price at April 13, 2026, and (ii) pre-funded warrants exercisable for 923,000 shares of Common Stock at a per share exercise price of $12.00, totaled to approximately $4,839,200 and is included as part of common stock and additional paid-in capital.

3.	On April [__], 2026, the unsecured convertible promissory note was converted into shares of the Company’s Common Stock at a per share conversion rate of $12.00. Accordingly, for purposes of this pro forma, the $3,000,000 consideration is reflected as a reduction to cash and cash equivalents and an increase to Common Stock and additional paid-in capital.

4.

Five-year warrant exercisable for 3,692,000 shares of Common Stock at a per share exercise price of $12.00. The warrants consideration was calculated at approximately $1,329,120 and is included as part of additional paid-in capital.

The fair value of warrant consideration was calculated by the Company using the Black-Scholes option pricing model with the following assumptions:__________________.

Expected volatility	53.00%
Risk-free interest rate	4.00%
Expected dividend yield	0%
Expected term of options (years)	5
Share price	$2.63
Fair value	$1,329,120

c.	Estimated consideration and PPA

The Company has performed a valuation analysis to determine the fair market value of the assets acquired and liabilities assumed of DFSL. Based on the total consideration transferred in connection with the acquisition, the Company has determined the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed. The following table summarizes the allocation of the purchase price as of March 31, 2026:

Fair value of consideration transferred for the 60% controlling interest	$9,918,320
Fair value of non-controlling interest — 40%	6,612,213
Aggregate acquisition-date fair value of DFSL	16,530,533
Less: fair value of identifiable net assets acquired / net liabilities assumed	(953,000)
Goodwill and identifiable intangible assets	$17,483,533

The estimated fair value of the non-controlling interest was determined on a preliminary basis by reference to the consideration transferred for the 60% controlling interest, without adjustment for any control premium or minority discount. The purchase price allocation is preliminary and subject to change upon completion of the valuation of the identifiable assets acquired, liabilities assumed and non-controlling interest. The Company equally allocated the excess of the purchase price over the fair value of identifiable net assets acquired between goodwill and intangible assets. The Company has estimated the amortization of the other intangible assets over a period of ten years.

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information in relation to the purchase of ZorroNet:

h.	Intercompany transactions and balances between BiomX and ZorroNet have been eliminated in the unaudited pro forma condensed combined balance sheet.

i.	The total consideration of the acquisition of ZorroNet was calculated by the Company at approximately $6,610,000 and is comprised of the following components:

1.	Share consideration consisting of 1,300,000 shares of the Company’s Common Stock, issued at a fair value of $2.89 per share BiomX’s close share price at April 10, 2026 totaled to approximately $3,760,000 and is included as part of common stock and additional paid-in capital.

2.	Non-convertible promissory note in the amount of $1,250,000, bearing interest at the short-term applicable federal rate, payable July 7, 2026 and is included as part of non-current liabilities.

3.	Contingent cash consideration. Pursuant to the terms of the Purchase Agreement, The Company also assumed certain obligations to ZorroNet’s founders, including a performance-based earnout payable by March 31, 2027 equal to the greater of 125% of ZorroNet’s 2026 consolidated revenue or 8x 2026 consolidated EBITDA, and a commitment to retain key ZorroNet personnel for three years on no less favorable terms. The contingent consideration was calculated at approximately $1,600,000 which is included in current liabilities.

j.	Estimated consideration and PPA

The Company has performed a valuation analysis to determine the fair market value of the assets acquired and liabilities assumed of ZorroNet. Based on the total consideration transferred in connection with the acquisition, the Company has determined the allocation of the purchase consideration to the identifiable assets acquired and liabilities assumed. The following table summarizes the allocation of the purchase price as of March 31, 2026:

Net liabilities assumed	$(726,000)
Goodwill and intangible assets	7,336,000
Total fair value of consideration	$6,610,000

The purchase price allocation is preliminary and subject to change upon completion of the valuation of the identifiable assets acquired, liabilities assumed and non-controlling interest. The Company equally allocated the excess of the purchase price over the fair value of identifiable net assets acquired between goodwill and intangible assets. The Company has estimated the amortization of the other intangible assets over a period of between 3 to ten years.